FIRST AMENDMENT TO THE
RETIREMENT TRANSITION AGREEMENT

This First Amendment to the Retirement Transition Agreement (“First Amendment”) is entered into this 1st day of May 2019 between Jacobs Engineering Group Inc. and its affiliated and subsidiary companies (“Jacobs”) and Gary Mandel (“Employee”). The effective date of this First Amendment shall be the latter date affixed to the two signatures below, below.

WHEREAS, Employee has been a full-time employee of Jacobs; and

WHEREAS, Employee previously announced his intention to retire from Jacobs; and

WHEREAS, Employee and Jacobs entered into a Retirement Transition Agreement dated November 20, 2018 (“Retirement Transition Agreement”) regarding the terms and timing of such retirement; and

WHEREAS, Employee and Jacobs wish to amend the Retirement Transition Agreement; and

WHEREAS, Employee and Jacobs desire to define the details of the amendments to the Retirement Transition Agreement.

NOW, THEREFORE, in consideration of the valuable promises and the terms contained herein, it is agreed as follows:

Amendments. Paragraph 1 of the Retirement Transition Agreement, which currently provides as follows –

1.
Retirement Date. Employee shall begin a transition to retirement beginning April 1, 2019 (the “Transition Date”), on a modified full-time status basis, and shall retire from Jacobs effective December 31, 2019 (the “Retirement Date”). After the Retirement Date, Employee shall perform no further duties, functions or services for Jacobs.

shall be amended to provide as follows –

1.
Retirement Date. Employee shall begin a transition to retirement beginning May 1, 2019 (the “Transition Date”), on a modified full-time status basis, and shall retire from Jacobs effective December 31, 2019 (the “Retirement Date”). After the Retirement Date, Employee shall perform no further duties, functions or services for Jacobs.

Further, Paragraph 3 of the Retirement Transition Agreement, which currently provides in pertinent part as follows –

3.
Executive Advisor. On October 1, 2018, Employee became a special advisor to Jacobs’ Chief Executive Officer (“CEO”), and as of the Transition Date Employee shall continue in this role on a modified full-time basis, with the expectation that

First Amendment to the Retirement Transition Agreement

Employee will work 21 hours per week during this period. Employee shall perform this advisory role until December 31, 2019, and his salary between April 1, 2019 and December 31, 2019 (the “EA Period’) shall be $83,333.33 per month.

shall be amended to provide as follows –

3.
Executive Advisor. On October 1, 2018, Employee became a special advisor to Jacobs’ Chief Executive Officer (“CEO”), and as of the Transition Date Employee shall continue in this role on a modified full-time basis, with the expectation that Employee will work 21 hours per week during this period. Employee shall perform this advisory role until December 31, 2019, and his salary between May 1, 2019 and December 31, 2019 (the “EA Period’) shall be $93,750.00 per month.

No Other Amendments. By signing below, the parties acknowledge and agree that, except as explicitly set forth herein, no other amendments are being made to the Retirement Transition Agreement or the Supplemental Release Agreement, and all other paragraphs, subparagraphs and/or provisions of the Retirement Transition Agreement remain in full force and effect.

Choice of Law. The validity, interpretation, construction and performance of this First Amendment shall be governed by the laws of the State of Texas (without giving effect to its conflicts of laws, rules or principles) and no failure or delay in exercising any right, power or privilege hereunder shall operate or a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Severability. The invalidity or unenforceability of any provision of this First Amendment shall not affect the validity or enforceability of any other provision of this First Amendment or the Retirement Transition Agreement, which shall remain in full force and effect.

Entire Understanding; No Oral Changes. Employee and Jacobs acknowledge that this First Amendment, the Retirement Transition Agreement and the Supplemental Release Agreement sets forth the entire understanding between them. Neither party has relied upon any representation or statement with respect to the subject matter hereof, written or oral, not set forth in this First Amendment, the Retirement Transition Agreement and the Supplemental Release Agreement. No provision of this First Amendment or of the Retirement Transition Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Employee and Jacobs’ CEO. This First Amendment may not be changed orally, but only by a specific written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

This First Amendment is deemed to have been drafted jointly by the parties and any uncertainty or ambiguity shall not be construed for or against any party based upon attribution of drafting to any party.

Arbitration. The parties agree that the arbitration of disputes provides mutual advantages in terms of facilitating the fair and expeditious resolution of disputes. In consideration of these mutual advantages, the parties agree to the Arbitration Procedures set forth in Exhibit “A” to the Retirement Transition Agreement, which procedures are incorporated herein by reference.

First Amendment to the Retirement Transition Agreement

Executed at Houston, Texas, this 25th day of April, 2019.
(City, State)
     /s/ Gary Mandel__________
Gary Mandel

Executed at Dallas, Texas, this 24th day of April, 2019.
(City, State)

JACOBS ENGINEERING GROUP INC.
By: /s/ Steven J. Demetriou__________

Steven J. Demetriou
Chair and Chief Executive Officer

First Amendment to the Retirement Transition Agreement